Exhibit 10.1

ACKNOWLEDGMENT AND TERMINATION AGREEMENT

     THIS ACKNOWLEDGMENT AND TERMINATION AGREEMENT (this "Agreement") is made and entered into as of June 14, 2021, by and between Seelos Therapeutics, Inc., a Nevada corporation (the "Company"), and Lind Global Asset Management II, LLC, a Delaware limited liability company ("Lind" and, together with the Company, the "Parties").

RECITALS

     WHEREAS, the Parties are parties to that certain: (a) Securities Purchase Agreement entered into as of December 11, 2020 (the "Purchase Agreement"); (b) Security Agreement, dated December 11, 2020 (the "Security Agreement"); and (c) Patent Security Agreement entered into as of December 11, 2020 (the "Patent Security Agreement");

     WHEREAS, pursuant to the Purchase Agreement, the Company issued that certain Convertible Promissory Note due December 11, 2022 (Note No. CN-1), dated December 11, 2020 (the "Note" and, together with the Purchase Agreement, the Security Agreement and the Patent Security Agreement, the "Loan Agreements") in favor of Lind, which had an initial principal amount of $12 million;

     WHEREAS, the Company has made the following payments to Lind against the Company's obligations under the Note: (a) on January 8, 2021, the Company made a payment of $1,407,395.66 to Lind; (b) on February 3, 2021, the Company made a second payment of $3,347,000.00 to Lind; and (c) on May 24, 2021, the Company made a third payment of $6,454,800.00 to Lind, for total payments of $11,209,195.66 as of the date of this Agreement (collectively, the "Total Payments"); and

     WHEREAS, the Parties wish to provide for the final satisfaction of the Company's obligations under the Note and, upon such satisfaction, terminate the Loan Agreements and each Party's respective obligations thereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENT AND TERMINATION OF THE LOAN AGREEMENTS

     1.1     Acknowledgements. The Parties acknowledge and agree that the Total Payments have been made by the Company and received by Lind. The Total Payments shall be retained by Lind as payments against the Company's obligations under the Note.

     1.2     Additional Payment and Share Issuance. On or before the date that is five (5) business days from the date of this Agreement, the Company shall (a) pay Lind an additional amount of $790,804.34 in immediately available funds, pursuant to the wire instructions attached as Exhibit A hereto (the "Additional Payment"), and (b) issue Lind an aggregate of 406,250 shares of the Company's common stock (the "Share Issuance"; the common stock to be received in connection with the Share Issuance is hereinafter referred to as the "Subject Shares"; the receipt by Lind of the Additional Payment and the Subject Shares in accordance with the terms of this Section 1.2 is hereinafter referred to as the "Payoff Conditions"). The Subject Shares shall not bear any legend restricting Lind's ability to sell or otherwise transfer such shares. On or prior to the Satisfaction Date (as defined below), (a) Lind shall deliver to counsel to the Company a customary "Rule 144" seller's representation letter with respect to the Subject Shares and the Closing Shares (as such term is defined in the Purchase Agreement) in the form attached hereto as Exhibit B, and (b) the Company shall cause its counsel to issue a legal opinion, and the Company shall deliver any necessary instruction or other documentation, to the Company's transfer agent directing the transfer agent to remove any legends affixed to the Subject Shares and the Closing Shares (as such term is defined in the Purchase Agreement). In furtherance of the foregoing, each of the Parties acknowledges and agrees that the Subject Shares are being issued in exchange for, among other things, the Note, without any additional renumeration, pursuant to Section 3(a)(9) of the Securities Act.

     1.3     Agreement. The Parties agree that upon Lind's receipt of the Additional Payment and the Subject Shares (the date on which Lind receives such Additional Payment and Subject Shares is hereinafter referred to as the "Satisfaction Date"), (a) each of the Loan Agreements (excluding any survival provisions expressly contained therein) and any liens, security interests or other encumbrances held by or granted in favor of Lind to secure the Company's obligations under the Loan Agreements shall be deemed terminated in its entirety and of no further force or effect, (b) all liabilities, obligations and indebtedness owing by Lind under the Loan Agreements, other than those liabilities and obligations (including, without limitation, indemnification obligations) that by the express terms of any Loan Agreement survive the repayment in full of the obligations and the performance of the Company's other obligations thereunder (such obligations being the "Surviving Obligations") shall be released, discharged and satisfied in full; and (c) Lind shall be deemed to have satisfied all of its obligations to the Company under the Loan Agreements.

     1.4     Releases and Termination Statements. At the expense of the Company, (a) Lind will, promptly upon (but in any event within five (5) business days following) satisfaction of each of the Payoff Conditions, authorize the Company (or any designee of the Borrower) to file the UCC-3 termination statement in the form attached hereto as Exhibit C to terminate all security interests and liens granted to Lind under the Security Agreement, and (b) Lind will, promptly upon (but in any event within five (5) business days following) the request by the Company following satisfaction of each of the Payoff Conditions, execute and deliver to the Company (or any designee of the Company), any other such lien releases and discharges of security interests, and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests and all notices of security interests and liens previously filed by Lind under the Loan Agreements (including, without limitation, any releases required to be filed with the United States Patent and Trademark Office or with the United States Copyright Office, to the extent applicable, and return of any possessory collateral delivered by the Company to Lind). Upon satisfaction of each of the Payoff Conditions and written confirmation thereof from Lind to the Company (which shall be provided by Lind to the Company within five (5) business days after the Payoff Conditions have been satisfied), Lind authorizes the Company (or any designee of the Company) to prepare and file the UCC-3 termination statements in agreed form as attached hereto as Exhibit C.

     1.5     Reinstatement. Notwithstanding the termination of the Loan Agreements or anything to the contrary contained in any releases provided for herein or in other documents, all Surviving Obligations of the Company under or in respect of the Loan Agreements which by their terms are intended to survive the repayment of obligations of the Company and the performance of its obligations under the Loan Agreements shall continue in full force and effect. In furtherance thereof, the Company acknowledges and agrees that its obligations and liabilities under the Loan Agreements shall be reinstated with full force and effect solely to the extent that, at any time on or after the Satisfaction Date, all or any portion of the Additional Payment or any other amounts received by Lind under any of the Loan Agreements, or any of the Subject Shares is voided or rescinded or must otherwise be returned by Lind to the Company upon the Company's insolvency, bankruptcy or reorganization or otherwise.

ARTICLE II

MISCELLANEOUS

     2.1.     Interpretation. The words "hereof," "herein" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Lind or the Company or any of their respective subsidiaries, affiliates, assigns, or representatives to take any action that would violate any applicable law.

     2.2.     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     2.3.     Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by both Parties, or their assigns where applicable.

     2.4.     Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement. The Parties acknowledge and agree that neither of the Parties has made any representation or promise in connection with this Agreement that is not contained herein.

     2.5.     Parties in Interest. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, each of the Parties and their respective successors and assigns.

     2.6.     Capacity and Authorization. The Parties agree that the persons executing this Agreement on behalf of the Parties have the necessary and appropriate authority and capacity to execute, deliver, and perform this Agreement, and that this Agreement is enforceable in accordance with its terms. The Parties agree that this Agreement is fully and adequately supported by consideration and is fair and reasonable. The Parties further agree that each Party has: (a) had the opportunity to consult with legal counsel of its choice as such party may have desired with respect to all matters resolved herein; (b) participated fully in the negotiation and preparation of this Agreement; and (c) carefully reviewed this Agreement and is entering into same freely. Accordingly, this Agreement shall not be more strictly construed against either Party.

     2.7.     Confidentiality. The Parties agree and understand that the terms and conditions of this Agreement shall remain confidential, and shall not be disclosed to any third party for any purpose whatsoever; provided, however, that nothing in this Agreement shall prevent the Parties from making any disclosure required by law.

     2.8.     Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

     2.9.     Counterparts. This Agreement may be executed in in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature

[Signature Page Follows]

     IN WITNESS WHEREOF, Lind and the Company have caused this Termination Agreement to be duly executed as of the day and year first above written.

THE COMPANY:

SEELOS THERAPEUTICS, inc.

By: /s/ Raj Mehra, Ph.D.
     Name: Raj Mehra, Ph.D.
     Title: Chief Executive Officer

LIND:

LIND GLOBAL ASSET MANAGEMENT II, LLC

By: /s/ Jeff Easton
     Name: Jeff Easton
     Title: Authorized Signatory

[SIGNATURE PAGE TO TERMINATION AGREEMENT]